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                                                                     Exhibit 3.9

                            Articles of Incorporation
                              (PURSUANT TO NRS 78)

1.   Name of Corporation:               KAO Management Services, Inc.

2.   Resident Agent Name and Street     Entity Services (Nevada), L.L.C.
     Address:                           2255-A Renaissance Dr., Suite 4
                                        Las Vegas, NV 89119

3.   Shares:                            Number of shares with par value: 100,000
                                        Par value: $.01
                                        Number of shares without par value: 0
                                        (zero)

4.   Governing Board:                   Shall be styled as XX Directors or
                                        _________ Trustees

Names, Addresses, Number of Board of    The First Board of Directors/Trustees
Directors/Trustees:                     shall consist of 3 members whose names
                                        and addresses are as follows:

                                        Ronald Elmquist
                                        301 Thackeray Cl.
                                        Moosic, PA 18507

                                        Patrick Judge
                                        401 Thackarey Cl.
                                        Moosic, PA 18507

5.   Purpose:                           The purpose of this Corporation shall
                                        be:

6.   Other Matters:                     Number of additional pages attached: 1

7.   Names, Addresses and Signatures    Ann Cianflone
     of Incorporators:                  44 Tunkhannock Ave.
                                        Exeter, PA 18643


                                        /s/ Ann Cianflone
                                        ----------------------------------------


Notary: This instrument was acknowledged before me on April 19, 1999 by Ann Cianflone As incorporator of KAO Management Services, Inc.


                                        /s/ Donna M. Manganiella
                                        ----------------------------------------
                                        (Notary Public Signature)


8.   Certificate of Acceptance of       I, ______________ hereby accept
     Appointment of Resident Agent:     appointment as Resident Agent for the
                                        above named corporation.


                                        ---------------------------  -----------
                                        Signature of Resident Agent  Date

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Additional Director:                    Kristine W. Eppes
                                        2255-A Renaissance Drive, Suite 4
                                        Las Vegas, Nevada 89119